Exhibit 10.1

                                 PROMISSORY NOTE

                                December 4, 2006

$10,000.00

For value received, the undersigned, Michael Friess and Sanford Schwartz, (the "OBLIGOR"), hereby promises to pay to the order of Implant Technologies, Inc., a Delaware corporation (the "COMPANY") or its registered assigns, at the Company's principal office at 5353 Manhattan Circle, Suite 101, Boulder, Colorado 80303 or at such other place as may be designated from time to time in writing by Company, the principal sum of Ten Thousand Dollars and No Cents ($10,000.00) payable on 10 days notice by the Company to the Obligors.

If this Promissory Note is not paid in accordance with its terms, Obligor shall pay to Company, in addition to principal, all costs of collection of the principal, but not limited to, reasonable attorneys' fees, court costs and other costs for the enforcement of payment of this Promissory Note.

No waiver of any obligation of Obligor under this Promissory Note shall be effective unless it is in a writing signed by Company. A waiver by Company of any right or remedy under this Promissory Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

Any notice required or permitted under this Promissory Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, and addressed to the addressee at the address of the addressee set forth herein, or to the most recent address, specified by written notice, given to the sender pursuant to this paragraph.

This Promissory Note is delivered in and shall be enforceable in accordance with the laws of the State of Colorado, and shall be construed in accordance therewith, and shall have the effect of a sealed instrument. Obligor hereby expressly waives presentment, demand, and protest, notice of demand, dishonor and nonpayment of this Promissory Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the holder hereof with respect to the time of payment or any other provision hereof or of the Pledge Agreement.

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In the event any one or more of the provisions of this Promissory Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Promissory Note operate or would prospectively operate to invalidate this Promissory Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Promissory Note and the remaining provisions of this Promissory Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

                                    OBLIGOR:

                               /s/ Michael Friess
                            ------------------------
                                    Signature

                                 Michael Friess
                                 --------------
                                   Print Name

                              /s/ Sanford Schwartz
                            ------------------------
                                    Signature

                                Sanford Schwartz
                                ----------------
                                   Print Name